Exhibit 10.63

Written description of oral agreement between Beijing Pypo Technology Group Company

Limited and Beijing Ruizhi Jiye Investment Co., Ltd.

In December 2007, Beijing Pypo Technology Group Company Limited, or Pypo Beijing, received cash advances of approximately $12.8 million from Beijing Ruizhi Jiye Investment Co., Ltd., a company controlled by Mr. Kuo Zhang. These advances were unsecured, interest-free obligations. Pypo Beijing obtained these advances to meet its short-term working capital requirements. Pypo Beijing repaid this loan in March 2008.